Exhibit 99.1

Ingevity Corporation 5255 Virginia Avenue North Charleston, SC 29406 USA www.ingevity.com

News	Contact: Jack Maurer 843-746-8242 jack.maurer@ingevity.com

Investors: Dan Gallagher 843-740-2126 daniel.gallagher@ingevity.com

•	Net sales of $276.8 million were up 17.7% versus the prior year quarter’s sales of $235.2 million

•
Net income of $22.7 million was down 36.6% versus net income in the prior year quarter of $35.8 million primarily due to acquisition costs; net income as a percentage of sales was 8.2%, compared to 15.2% in the prior year quarter; diluted earnings per share were $0.54 compared to $0.72

•
Adjusted earnings of $41.9 million were up 23.6% versus adjusted earnings in the prior year quarter of $33.9 million; diluted adjusted earnings per share were $0.99 versus $0.79 in the prior year quarter

•	Adjusted EBITDA of $83.5 million were up 24.4% compared to first quarter 2018 adjusted EBITDA of $67.1 million; adjusted EBITDA margin of 30.2% increased 170 basis points versus first quarter 2018

•	Company maintains fiscal year 2019 guidance for sales from between $1.30 billion and $1.36 billion and adjusted EBITDA from between $390 million and $410 million

The results and guidance in this release include Non-GAAP financial measures. Refer to the section entitled “Use of Non-GAAP Financial Measures” within this release.

NORTH CHARLESTON, S.C., May 1, 2019 - Ingevity Corporation (NYSE:NGVT) today reported first quarter net sales of $276.8 million, representing an increase of 17.7% versus $235.2 million in the prior year’s first quarter. Net income of $22.7 million, decreased 36.6% versus $35.8 million in the previous year’s quarter primarily due to higher costs related to our acquisition of the CapaTM caprolactone business from Perstorp Holding AB. Ingevity’s first quarter net income margin was 8.2% versus 15.2% in the first quarter of 2018. The first quarter diluted earnings per share were $0.54 compared to $0.72 in the prior year period.

Adjusted earnings of $41.9 million were up 23.6% versus prior year quarter of $33.9 million. Diluted adjusted earnings per share were $0.99 excluding certain items of $0.45 per share which are primarily costs related to the acquisition of the Capa caprolactone business, net of discrete tax benefits recognized during the quarter. This compares to adjusted earnings per share of $0.79 in the prior year quarter. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $83.5 million were up 24.4% versus first quarter 2018 adjusted EBITDA of $67.1 million. Adjusted EBITDA margin of 30.2% was up 170 basis points from the prior year’s first quarter adjusted EBITDA margin of 28.5%.

“Our first quarter performance was in line with our expectations,” said Michael Wilson, Ingevity’s president and CEO. “We benefitted from continued strong growth in our Performance Materials segment and from price and mix improvements in our legacy Performance Chemicals applications. In addition, our newly acquired engineered polymers product line contributed significantly to the Performance Chemicals segment. In terms of our adjusted EBITDA, the positive revenue impacts were partially offset by higher selling, general and administrative, or SG&A, costs - including legal expenses - and higher logistics and transportation costs. Nonetheless, we drove strong revenue drop-through posting a 24% increase in adjusted EBITDA on an 18% increase in revenues and achieved an adjusted EBITDA margin of 30%.

“We are continuing to execute on our strategy and maintaining our focus on earnings growth and margin accretion,” Wilson continued. “This includes intentionally transitioning to higher margin specialty applications while backing away from volumes that don’t meet our profitability objectives.”

Performance Chemicals

First quarter 2019 sales in the Performance Chemicals segment were $167.7 million, up $28.0 million, or 20.0%, versus the first quarter 2018. Segment EBITDA were $32.3 million, up $7.4 million, or 29.7%, versus the prior year quarter segment EBITDA. Segment EBITDA margin rose 150 basis points to 19.3%.

“Increased sales to oilfield applications were driven primarily by demand for production chemicals as opposed to drilling chemicals,” Wilson said. “Sales in industrial specialties applications decreased as we selectively shed sales to low-margin applications and focused on higher profit opportunities. And, sales to pavement technologies customers were fundamentally flat versus the prior year’s period in what is a seasonally slower quarter.”

Wilson said that the largest contributor to the Performance Chemicals segment’s results was the addition of the engineered polymers product line, formed through the acquisition of the Capa caprolactone business which closed mid-quarter. “The engineered polymers team didn’t skip a beat and delivered results slightly higher than our expectations.”

Performance Materials

First quarter 2019 sales in the Performance Materials segment were $109.1 million, up $13.6 million, or 14.2%, versus the first quarter 2018. Segment EBITDA were $51.2 million, up $9.0 million, or 21.3%, versus the prior year segment EBITDA. Segment EBITDA margin rose 270 basis points to 46.9%.

“Adoption of Ingevity’s patented U.S. Tier 3 and LEV III gasoline vapor emission solutions, particularly our ‘honeycomb’ scrubber products, by automotive customers once again fueled growth in our Performance Materials segment,” Wilson said. “Our growth in this application enabled us to achieve a record segment EBITDA for any quarter, despite reduced North American and Chinese auto production in the period.”

Wilson added that implementation by automakers of the nationwide China 6 gasoline vapor emission control standard is beginning to benefit sales and product mix in the Performance Materials segment. “During the quarter, sales volumes of pelletized carbon used in base evaporative emissions canisters increased dramatically. This trend signals the impending broad implementation of more stringent standards by OEMs in China in advance of the nationwide regulation,” he said.

Outlook

Ingevity maintained its fiscal year 2019 guidance for sales from between $1.30 billion and $1.36 billion and adjusted EBITDA from between $390 million and $410 million.

“Despite some moderate macroeconomic headwinds, we’re exactly where we expected to be at this stage of the year,” Wilson said. “We’re working to enhance margins and profitability in Performance Chemicals, rapidly integrate the engineered polymers product line, and deliver on the growing global demand in Performance Materials. We expect to turn in another strong performance in 2019.”

Ingevity: Purify, Protect and Enhance
Ingevity provides specialty chemicals, high-performance carbon materials and engineered polymers that purify, protect, and enhance the world around us. Through a team of talented and experienced people, Ingevity develops, manufactures, and brings to market products and processes that help customers solve complex problems. These products are used in a variety of demanding applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants, publication inks, coatings, elastomers, bio-plastics and automotive components that reduce gasoline vapor emissions. Headquartered in North Charleston, South Carolina, Ingevity operates from 25 locations around the world and employs approximately 1,750 people. The company is traded on the New York Stock Exchange (NYSE: NGVT). For more information visit www.ingevity.com.

Additional Information
The company will host a live webcast on Thursday, May 2, 2019, at 10 a.m. (Eastern Time) to discuss first quarter fiscal results. The webcast can be accessed through the Investors section of Ingevity’s website at www.ingevity.com. You may also listen to the conference call by dialing 877-407-2991 (inside the U.S.) or 201-389-0925 (outside the U.S.), at least 10 minutes prior to the start of the event. Information on how to access the webcast and conference call, along with a slide deck containing other relevant financial and statistical information, will be posted to the Investors section of Ingevity’s website prior to the call. For those unable to join the live event, a replay of the webcast will be available beginning at approximately 2 p.m. (Eastern Time) on May 2, 2019, through June 2, 2019.

Use of Non-GAAP Financial Measures

Ingevity has presented certain financial measures which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are included in the financial schedules accompanying this news release, under the section entitled "Non-GAAP Financial Measures."

A reconciliation of net income to adjusted EBITDA as projected for 2019 is not provided. Ingevity does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components, net of tax, include further restructuring and other income (charges), net; additional acquisition and other related costs in connection with the acquisition of Georgia-Pacific’s pine chemical business and Perstorp Holding AB’s Capa caprolactone business; additional pension and postretirement settlement and curtailment (income) charges; and revisions due to future guidance and assessment of U.S. tax reform. Additionally, discrete tax items could drive variability in our projected effective tax rate. All of these components could significantly impact such financial measures. Further, in the future, other items with similar characteristics to those currently included in adjusted EBITDA, that have a similar impact on comparability of periods, and which are not known at this time, may exist and impact adjusted EBITDA.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements generally include the words “may,” “could,” “should,” “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” “forecast,” “prospect,” “potential” or similar expressions. Forward-looking statements may include, without limitation, expected financial positions, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; synergies and the potential benefits of the acquisition of Georgia-Pacific’s pine chemicals business and the acquisition of Perstorp Holding AB’s Capa caprolactone business (the “acquisitions”); capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost-reduction initiatives, plans and objectives; markets for securities and expected future repurchase of shares, including statements about the manner, amount and timing of repurchases. Like other businesses, Ingevity is subject to risks and uncertainties that could cause its actual results to differ materially from its expectations or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks that the expected benefits from the acquisitions will not be realized or will not be realized in the expected time period; the risk that the acquired businesses will not be integrated successfully; significant transaction costs; unknown or understated liabilities; general economic and financial conditions; international sales and operations; currency exchange rates and currency devaluation; compliance with U.S. and foreign regulations; competition from infringing intellectual property activity; attracting and retaining key personnel; the impact of Brexit; conditions in the automotive market or adoption of alternative technologies; worldwide air quality standards; a decrease in government infrastructure spending; declining volumes and downward pricing in the printing inks market; the limited supply of crude tall oil (“CTO”); lack of access to sufficient CTO; access to and pricing of raw materials; competition from producers of alternative products and new technologies, and new or emerging competitors; a prolonged period of low energy prices; the provision of services by third parties at several facilities; natural disasters, such as hurricanes, winter or tropical storms, earthquakes, floods, fires; other unanticipated problems such as labor difficulties including renewal of collective bargaining agreements, equipment failure or unscheduled maintenance and repair; protection of intellectual property and proprietary information; information technology security breaches and other disruptions; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies, tariffs and the chemicals industry; and lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes. These and other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are and will be more particularly described in our filings with the U.S. Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2018 and our other periodic filings.  Readers are cautioned not to place undue reliance on Ingevity’s projections and forward-looking statements, which speak only as the date thereof. Ingevity undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

TABLE OF CONTENTS

FINANCIAL SCHEDULES	Page
Condensed Consolidated Statement of Operations	Financial Schedules - Page 1
Segment Operating Results	Financial Schedules - Page 2
Condensed Consolidated Balance Sheets	Financial Schedules - Page 3
Condensed Consolidated Statements of Cash Flows	Financial Schedules - Page 4
Non-GAAP Financial Measures	Financial Schedules - Page 5
Reconciliation of Adjusted Earnings (Loss)	Financial Schedules - Page 6
Reconciliation of Adjusted EBITDA	Financial Schedules - Page 7

INGEVITY CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
In millions, except per share data	2019	2018
Net sales	$276.8	$235.2
Cost of sales	179.7	150.1
Gross profit	97.1	85.1
Selling, general and administrative expenses	39.1	26.5
Research and technical expenses	5.1	5.0
Restructuring and other (income) charges, net	—	(0.6)
Acquisition-related costs	22.8	3.8
Other (income) expense, net	(3.7)	(1.2)
Interest expense, net	11.1	6.1
Income (loss) before income taxes	22.7	45.5
Provision (benefit) for income taxes	—	9.7
Net income (loss)	22.7	35.8
Less: Net income (loss) attributable to noncontrolling interests	—	5.0
Net income (loss) attributable to Ingevity stockholders	$22.7	$30.8

Earnings (loss) per common share attributable to Ingevity stockholders
Basic	$0.54	$0.73
Diluted	$0.54	$0.72
Weighted average common shares outstanding
Basic	41.7	42.1
Diluted	42.2	42.6

Financial Schedules - Page 1

INGEVITY CORPORATION
Segment Operating Results (Unaudited)

	Three Months Ended March 31,
In millions	2019	2018
Net sales
Performance Materials	$109.1	$95.5
Automotive Technologies product line	99.7	85.9
Process Purification product line	9.4	9.6
Performance Chemicals	$167.7	$139.7
Oilfield Technologies product line	29.2	22.4
Pavement Technologies product line	18.5	18.5
Industrial Specialties product line	95.8	98.8
Engineered Polymers product line	24.2	—
Total net sales	$276.8	$235.2

Segment EBITDA (1)
Performance Materials	$51.2	$42.2
Performance Chemicals	32.3	24.9
Total segment EBITDA (1)	$83.5	$67.1

Restructuring and other income (charges) (2)	—	0.6
Acquisition and other related costs (3)	(31.2)	(4.6)
Depreciation and amortization - Performance Materials	(5.8)	(5.3)
Depreciation and amortization - Performance Chemicals	(12.7)	(6.2)
Interest expense, net	(11.1)	(6.1)
(Provision) benefit for income taxes	—	(9.7)
Net (income) loss attributable to noncontrolling interests	—	(5.0)
Net income (loss) attributable to the Ingevity stockholders	$22.7	$30.8
_________________
(1) Segment EBITDA is defined as segment revenue less segment operating expenses (segment operating expenses consist of costs of sales, selling, general and administrative expenses, other (income) expense, net, excluding depreciation and amortization). We have excluded the following items from segment EBITDA: interest expense associated with corporate debt facilities, income taxes, depreciation and amortization, gains (or losses) on divestitures of businesses, restructuring and other (income) charges, separation costs, acquisition and other related costs, pension and postretirement settlement and curtailment (income) charges, and net income (loss) attributable to noncontrolling interest.

(2) The restructuring activity relates to Performance Chemicals for all periods presented.
(3) Charges primarily relate to legal and professional fees, inventory step-up amortization, and purchase price hedge adjustments incurred associated with acquisitions in the Performance Chemicals segment. For the three months ended March 31, 2019, the legal and professional fees of $10.1 million and purchase price hedge adjustments of $12.7 million are included in "Acquisition-related costs" and the inventory step-up amortization of $8.4 million are included in "Cost of sales" on the condensed statement of operations, respectively. For the three months ended March 31, 2018, the legal and professional fees of $3.8 million are included in "Acquisition-related costs" and the inventory step-up amortization of $0.8 million are included in "Cost of sales" on the condensed statement of operations, respectively.

Financial Schedules - Page 2

INGEVITY CORPORATION
Condensed Consolidated Balance Sheets

In millions	March 31, 2019	December 31, 2018
Assets	(Unaudited)
Cash and cash equivalents	$38.4	$77.5
Accounts receivable, net	151.0	118.9
Inventories, net	229.3	191.4
Prepaid and other current assets	36.3	34.9
Current assets	455.0	422.7
Property, plant and equipment, net	628.5	523.8
Goodwill	431.6	130.7
Other intangibles, net	414.9	125.6
Restricted investment	71.7	71.2
Other assets	105.5	41.2
Total assets	$2,107.2	$1,315.2
Liabilities
Accounts payable	$119.8	$92.9
Accrued expenses	26.1	36.7
Other current liabilities	52.4	53.7
Current liabilities	198.3	183.3
Long-term debt including capital lease obligations	1,403.2	741.2
Deferred income taxes	85.6	36.9
Other liabilities	61.4	15.1
Total liabilities	1,748.5	976.5
Equity	358.7	338.7
Total liabilities and equity	$2,107.2	$1,315.2

Financial Schedules - Page 3

INGEVITY CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
In millions	2019	2018
Cash provided by (used in) operating activities:
Net income (loss)	22.7	$35.8
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	18.5	11.5
Deferred income taxes	(0.4)	0.6
Share-based compensation	4.1	3.1
Pension and other postretirement (benefit) costs	0.3	0.4
Other non-cash items	0.1	1.5
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(16.1)	(13.4)
Inventories, net	(15.0)	(23.1)
Prepaid and other currents assets	0.6	1.6
Planned major maintenance outage	(2.0)	(0.3)
Accounts payable	15.4	8.9
Accrued expenses	(12.4)	(1.6)
Accrued payroll and employee benefit costs	(26.6)	(23.4)
Income taxes	(0.2)	8.0
Changes in other operating assets and liabilities, net	3.0	0.1
Net cash provided by (used in) operating activities	(8.0)	9.7
Cash provided by (used in) investing activities:
Capital expenditures	(28.1)	(13.3)
Payments for acquired businesses, net of cash acquired	(537.9)	(315.0)
Other investing activities, net	(3.3)	0.9
Net cash provided by (used in) investing activities	(569.3)	(327.4)
Cash provided by (used in) financing activities:
Proceeds from revolving credit facility	714.2	—
Proceeds from long-term borrowings	375.0	300.0
Payments on revolving credit facility	(421.1)	—
Payments on long-term borrowings	(113.1)	—
Debt issuance costs	(1.8)	(5.7)
Borrowings (repayments) of notes payable and other short-term borrowings, net	2.1	—
Tax payments related to withholdings on vested equity awards	(14.3)	(1.5)
Proceeds and withholdings from share-based compensation plans, net	1.7	0.5
Repurchases of common stock under publicly announced plan	(3.3)	(3.1)
Noncontrolling interest distributions	—	(5.3)
Net cash provided by (used in) financing activities	539.4	284.9
Increase (decrease) in cash, cash equivalents and restricted cash	(37.9)	(32.8)
Effect of exchange rate changes on cash	(0.1)	(0.1)
Change in cash, cash equivalents, and restricted cash(1)	(38.0)	(32.9)
Cash, cash equivalents, and restricted cash at beginning of period	77.5	87.9
Cash, cash equivalents, and restricted cash at end of period (1)	$39.5	$55.0
(1) Includes restricted cash of $1.1 million and zero and cash and cash equivalents of $38.4 million and $55.0 million as of March 31, 2019 and 2018, respectively. Restricted cash is included within "Prepaid and Other Current Assets" within the condensed consolidated balance sheets.

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	$14.4	$6.0
Cash paid for income taxes, net of refunds	$0.5	$0.3
Purchases of property, plant and equipment in accounts payable	$6.6	$3.8
Leased assets obtained in exchange for new finance lease liabilities	$—	$—
Leased assets obtained in exchange for new operating lease liabilities	$—	$—

Financial Schedules - Page 4

Ingevity Corporation

Non-GAAP Financial Measures
Ingevity has presented certain financial measures, defined below, which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP. These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP.
We believe these non-GAAP financial measures provide management as well as investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results.

Ingevity uses the following non-GAAP measures:

Adjusted earnings (loss) is defined as net income (loss) attributable to Ingevity stockholders plus restructuring and other (income) charges, acquisition and other related costs, pension and postretirement settlement and curtailment (income) charges and the income tax expense (benefit) on those items, less the provision (benefit) from certain discrete tax items.

Diluted adjusted earnings (loss) per share is defined as diluted earnings (loss) per common share attributable to Ingevity stockholders plus restructuring and other (income) charges, net per share, acquisition and other related costs per share, pension and postretirement settlement and curtailment (income) charges per share and the income tax expense (benefit) per share on those items, less the per share tax provision (benefit) from certain discrete tax items.

Adjusted EBITDA is defined as net income (loss) plus provision for income taxes, interest expense, depreciation and amortization, restructuring and other (income) charges, acquisition and other related costs, and pension and postretirement settlement and curtailment (income) charges.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Net Sales

The Company also uses the above financial measures as the primary measures of profitability used by managers of the business and its segments. In addition, the Company believes Adjusted EBITDA and Adjusted EBITDA Margin are useful measures because they exclude the effects of financing and investment activities as well as non-operating activities. These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with GAAP and investors should consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another. Reconciliations of these non-GAAP financial measures are set forth within the following pages.

A reconciliation of net income to adjusted EBITDA as projected for 2019 is not provided. Ingevity does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components, net of tax, include further restructuring and other income (charges), net; additional acquisition and other related costs in connection with the acquisition of Georgia-Pacific’s pine chemical business and Perstorp Holding AB’s Capa caprolactone business; additional pension and postretirement settlement and curtailment (income) charges; and revisions due to future guidance and assessment of U.S. tax reform. Additionally, discrete tax items could drive variability in our projected effective tax rate. All of these components could significantly impact such financial measures. Further, in the future, other items with similar characteristics to those currently included in adjusted EBITDA, that have a similar impact on comparability of periods, and which are not known at this time, may exist and impact adjusted EBITDA.

Financial Schedules - Page 5

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) (GAAP) to Adjusted Earnings (Loss) (Non-GAAP)

	Three Months Ended March 31,
In millions, except per share data (unaudited)	2019	2018
Net income (loss)	$22.7	$35.8
Less: Net income (loss) attributable to noncontrolling interests	—	5.0
Net income (loss) attributable to Ingevity stockholders (GAAP)	22.7	30.8
Restructuring and other (income) charges (1)	—	(0.6)
Acquisition and other related costs (2)	31.2	4.6
Tax effect on items above	(5.3)	(1.1)
Certain discrete tax provision (benefit) (3)	(6.7)	0.2
Adjusted earnings (loss) (Non-GAAP)	$41.9	$33.9

Diluted earnings (loss) per common share (GAAP)	$0.54	$0.72
Restructuring and other (income) charges	—	(0.01)
Acquisition and other related costs	0.74	0.11
Tax effect on items above	(0.13)	(0.03)
Certain discrete tax provision (benefit)	(0.16)	—
Diluted adjusted earnings (loss) per share (Non-GAAP)	$0.99	$0.79

Weighted average common shares outstanding - Diluted	42.2	42.6
_______________
(1) The restructuring activity relates to Performance Chemicals for all periods presented.
(2) Charges primarily relate to legal and professional fees, inventory step-up amortization, and a purchase price hedge incurred, associated with acquisitions in the Performance Chemicals segment.
	Three Months Ended March 31,
In millions	2019	2018
Legal and professional service fees	$10.1	$3.8
Caprolactone Acquisition purchase price hedge adjustment	12.7	—
Acquisition-related costs	22.8	3.8
Inventory fair value step-up amortization (i)	8.4	0.8
Acquisition and other related costs	$31.2	$4.6

(ii) Included within "Cost of sales" on the condensed consolidated statement of operations.
(3) Represents certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; excess tax benefits on stock compensation; and changes in tax law. Management believes excluding these discrete tax items assists investors, potential investors, securities analysts, and others in understanding the tax provision and the effective tax rate related to continuing operating results thereby providing useful supplemental information about operational performance.

Financial Schedules - Page 6

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended March 31,
In millions (unaudited)	2019	2018
Net income (loss) (GAAP)	$22.7	$35.8
Provision (benefit) for income taxes	—	9.7
Interest expense, net	11.1	6.1
Depreciation and amortization	18.5	11.5
Restructuring and other (income) charges, net	—	(0.6)
Acquisition and other related costs	31.2	4.6
Adjusted EBITDA (Non-GAAP)	$83.5	$67.1

Net sales	$276.8	$235.2
Net income (loss) margin	8.2%	15.2%
Adjusted EBITDA margin	30.2%	28.5%

Financial Schedules - Page 7